Exhibit 99.1

BioSpecifics Technologies Corp. Announces Online Publication in
The Journal of Urology of Results from the IMPRESS Trials of
XIAFLEX® in Peyronie's Disease

LYNBROOK, NY – February 4, 2013 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX in the U.S. and XIAPEX® in Europe and Eurasia, today announced that The Journal of Urology has electronically published the uncorrected proof of the pivotal IMPRESS (The Investigation for Maximal Peyronie's Reduction Efficacy and Safety Studies) trials on its website at www.jurology.com. These Phase III studies were conducted by BioSpecifics’ strategic partner Auxilium Pharmaceuticals, Inc. (Auxilium) and assessed XIAFLEX for the treatment of Peyronie's disease, an excess of inelastic collagen causing penile curvature deformity. The full article may be found at http://www.jurology.com/article/S0022-5347(13)00227-9/abstract. The manuscript is currently scheduled to appear in print in the July 2013 print version of The Journal of Urology.

“These results are quite positive and demonstrate the significant therapeutic opportunity of XIAFLEX for the treatment of Peyronie’s disease patients, who currently have no FDA-approved pharmaceutical treatment options available for this devastating condition,” commented Thomas L. Wegman, President of BioSpecifics. “We look forward to receiving the potential FDA approval of XIAFLEX for Peyronie’s disease this year and we also plan to announce several near-term milestones for the broader XIAFLEX pipeline in the coming months.”

Auxilium has previously announced positive top-line efficacy and safety results of the IMPRESS studies' co-primary endpoints. In IMPRESS I and IMPRESS II at 52 weeks, both co-primary endpoints met statistical significance for mean percent improvement in penile curvature deformity and mean improvement in the Peyronie’s Disease Questionnaire (PDQ) bother domain for XIAFLEX subjects vs. placebo patients. Additionally, XIAFLEX was generally well-tolerated.

The publication includes details of the co-primary and secondary families of endpoints. Statistical significance for the co-primary endpoints and two families of secondary endpoints was determined by a multiple comparison algorithm based on gate keeping strategies designed to control the overall family-wise type 1 error rate to be less than or equal to 0.05. In IMPRESS I and II individually, the two co-primary endpoints each required a p-value less than or equal to 0.05, while the algorithm for the first family of secondary endpoints was equivalent to requiring a p-value less than or equal to 0.0167 and the algorithm for the second family required a p-value less than or equal to 0.0042. In both IMPRESS I and II, first family secondary endpoints (improvement from baseline in percentage of global responders, PDQ psychological and physical symptoms, and IIEF (International Index for Erectile Function) overall satisfaction) and second family secondary endpoints (percentage of composite responders, improvement in penile length, plaque consistency, and penile pain) were measured in XIAFLEX-treated men compared with placebo.

Based on results from the IMPRESS Phase III program, Auxilium has submitted a supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) for XIAFLEX for the potential treatment of Peyronie’s disease and, under the Prescription Drug User Fee Act (PDUFA), the FDA is expected to take action on the application by September 6, 2013. If approved, XIAFLEX is expected to be the first and only biologic therapy indicated for the treatment of Peyronie’s disease.

For more details on the IMPRESS clinical program and the Phase III results published online in The Journal of Urology, please refer to the press release issued February 1, 2013, by Auxilium.

About Peyronie’s Disease

Peyronie's disease is characterized by the presence of inelastic collagen on the shaft of the penis, which can cause the penis to curve during erection, and may make sexual intercourse difficult or impossible in advanced cases. Significant psychological distress is common among sexually active patients with Peyronie's disease. Currently, there are no FDA-approved pharmaceutical therapies for this condition.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications. Injectable collagenase is currently marketed as XIAFLEX® in the U.S. for the treatment of adult Dupuytren's contracture patients with a palpable cord by Auxilium Pharmaceuticals, Inc. (Auxilium) and is approved for Dupuytren’s contracture in the European Union, Switzerland and Canada. XIAFLEX is also in clinical development for the treatment of several additional promising indications: Auxilium recently submitted a supplemental Biologics License Application (sBLA) to the FDA for XIAFLEX for the potential treatment of Peyronie’s disease based on positive results reported from its two Phase III clinical studies. Auxilium is also testing XIAFLEX for frozen shoulder syndrome (adhesive capsulitis) and cellulite in Phase IIa and Phase Ib clinical trials, respectively. BioSpecifics is currently managing the clinical development of XIAFLEX for the treatment of human lipoma and canine lipoma, which are both in Phase II clinical trials. Auxilium is currently partnered with Asahi Kasei Pharma Corporation for the development and commercialization of injectable collagenase for Dupuytren’s contracture and Peyronie’s disease in Japan and with Actelion Pharmaceuticals Ltd. for these same indications in Canada, Australia, Brazil and Mexico. Pfizer Inc. has marketing rights to XIAPEX® (the EU trade name for XIAFLEX) for Dupuytren’s contracture in 46 countries in Eurasia through April 24, 2013. For more information, please visit www.biospecifics.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements.” The forward-looking statements include statements concerning, among other things, the potential FDA approval of XIAFLEX for Peyronie’s disease and the timing of such potential FDA approval; the announcement of milestones for the XIAFLEX pipeline; and the expectation that, if approved, XIAFLEX would be the first and only biologic therapy indicated for the treatment of Peyronie’s disease. In some cases, these statements can be identified by forward-looking words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “likely,” “may,” “will,” “could,” “continue,” “project,” “predict,” “goal,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on BioSpecifics’ current expectations and its projections about future events. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including the timing of regulatory filings and action; the ability of BioSpecifics’ partner, Auxilium, and its partners, Asahi Kasei Pharma Corporation and Actelion Pharmaceuticals Canada Inc., to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and initiation and outcome of clinical trials for, additional indications including frozen shoulder, cellulite, human lipoma and canine lipoma, all of which will determine the amount of milestone, royalty and sublicense income BioSpecifics may receive; the potential of XIAFLEX to be used in additional indications; the timing of results of any clinical trials; the receipt of any applicable milestone payments from Auxilium; whether royalty payments BioSpecifics is entitled to receive will exceed set-offs; and other risk factors identified in BioSpecifics’ Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2012 and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this release are made as of the date hereof, and BioSpecifics assumes no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com